UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2026

Date of Report (Date of earliest event reported)

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2431 Aloma Avenue, Suite 243

Winter Park, Florida 32792

(Address of principal executive offices) (Zip code)

(203) 409-5444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STEX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2026, the board of directors (the “Board”) of Streamex Corp. (the “Company”) appointed Mr. Anthony Marciano as an independent director on the Board for a term expiring at the next annual meeting of the Company’s stockholders or until his successor is duly elected and qualified, or his earlier death, resignation or removal, and as a member of the Audit Committee.

Anthony Marciano, age 64, joins the Board bringing more than 40 years of experience in finance and academics. Anthony Marciano is a Clinical Professor of Finance at the Leonard N. Stern School of Business at New York University, a position he has held since August 2007. Professor Marciano teaches corporate finance courses to MBA students, undergraduates, and executives, and has overseen the Michael Price Student Investment Fund. He has been named to BusinessWeek's list of outstanding faculty. Prior to joining NYU Stern, he taught advanced corporate finance and M&A courses at MIT Sloan School of Management and served as a Clinical Professor of Finance at the University of Chicago Graduate School of Business from 1994-2006. Earlier in his career, Marciano held senior positions at Goldman Sachs, Morgan Stanley, and Drexel Burnham Lambert. He earned his MBA from MIT Sloan School of Management and his BA in Computer Science from Dartmouth College. Mr. Marciano’s deep expertise in management and finance positions him as a highly valuable asset to our Board.

On February 3, 2026, Mr. Marciano executed an offer letter (the “Marciano Offer Letter”) with the Company in connection with his appointment. As set forth in the Marciano Offer Letter, Mr. Marciano will receive compensation consistent with the Company’s non-employee director compensation policy as in effect from time to time. Under the Company’s current policy, Mr. Marciano is entitled to an annual cash retainer of $40,000, as well as an additional annual retainer of $25,000 for each Board committee on which he serves. Mr. Marciano is also eligible to receive annual equity compensation, the amount and form of which will be determined by the Compensation Committee in accordance with the Company’s equity compensation policies.

The foregoing summary is qualified in its entirety by reference to the Marciano Offer Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Marciano and any other person pursuant to which Mr. Marciano was selected as a director. There are no transactions in which Mr. Marciano has an interest requiring disclosure under item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On February 4, 2026, the Company issued a press release announcing the appointment of Anthony Marciano to its Board.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated February 3, 2026
99.1	Press Release, dated February 4, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2026	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer